Exhibit 10.1

“[ * ]” = Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission or SEC. The omitted portions of this exhibit have been filed separately with the SEC.

SIXTH AMENDMENT TO LEASE AGREEMENT

        This SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into by and between Ironwood Apartments, Inc., as successor to Metropolitan Federal Savings and Loan Association (“Landlord”) and Targeted Genetics Corporation (“Tenant”).

        Landlord and Tenant are parties to that certain Olive Way Building Lease dated November 20, 1992, as modified by that certain First Amendment to Olive Way Building Lease dated December 10, 1994, that certain Second Amendment to Lease Agreement executed on June 12, 1996 and May 22, 1996, that certain Third Amendment to Lease Agreement dated October 30, 1998, that certain Fourth Amendment to Lease Agreement dated February 5, 2001, and that certain Fifth Amendment to Lease Agreement dated June 20, 2003 (as modified, the “Lease”).

        Landlord and Tenant wish to expand the Premises to include an expanded shipping and receiving area in the Building. Capitalized terms used herein shall have the meanings set forth in the Lease.

        Landlord and Tenant hereby amend the Lease as follows:

1.     EXPANSION. As of November 1, 2003 (the “Effective Date”), the Premises are expanded to include the additional shipping and receiving area marked on attached Exhibit A (the “New Shipping Area”). Tenant accepted the space in AS-IS condition and is currently constructing the demising walls and other improvements for the New Shipping Area. When the buildout is complete, Tenant will engage an architect to measure the rentable square footage of the New Shipping Area, and an Acknowledgement of the final measurement, along with a drawing of the area showing the final measurement calculation, shall be substituted for the attached Exhibit A. The Acknowledgement will follow the format used for the area added to the Premises under the Fourth Amendment to the Lease. The New Shipping Area is added to the Lease for all purposes, including application of the Base Rent rate set forth in Section 6.01 of the Lease.

Between the Effective Date and the date that the measurement is completed, the parties agree to use [ * ] as the estimated rentable square footage of the New Shipping Area for purposes of determining the Base Rent for that space ([ * ]times current rental rate of [ * ] divided by 12 = [ * ] per month). When the actual measurement is received, the Base Rent for the New Shipping Area will be calculated and the parties shall adjust the estimated Base Rent payments made on and after the Effective Date to the correct amount and reflect that adjustment in the Acknowledgement.

Pursuant to Section 11.05 of the Lease, Landlord will provide the Expansion Space Tenant Improvement Allowance for costs incurred in construction of the New Shipping Area of [ * ] per rentable square foot ([ * ]/rsf times 65 months).

2.     NO OTHER AMENDMENTS. Except as modified by this Amendment and by the Amendments referenced above, the Lease remains in full force and effect and has not been modified or amended.

      DATED: November 7, 2003.

LANDLORD: IRONWOOD APARTMENTS, INC., a Washington corporation By: /s/ John Stone John Stone, President TENANT: TARGETED GENETICS CORPORATION By: /s/ Todd E. Simpson Its VP Finance & CFO

STATE OF WASHINGTON COUNTY OF SPOKANE	) ) )	ss.

        I certify that I know or have satisfactory evidence that John Stone is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of Ironwood Apartments, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

        Dated: November 7, 2003.

/s/ Durinda M. Howard (Signature of Notary Public) Durinda M. Howard (Printed Name of Notary Public) My Appointment expires 2-27-07

STATE OF WASHINGTON COUNTY OF SPOKANE	) ) )	ss.

        I certify that I know or have satisfactory evidence that John Stone is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of Ironwood Apartments, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

        Dated: November 7, 2003.

/s/ Jonathan K. Wright (Signature of Notary Public) Jonathan K. Wright (Printed Name of Notary Public) My Appointment expires October 3, 2005

EXHIBIT A

[ * ]